EXHIBIT 23




Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated February 18, 1994, included on page 30 of the company's 1993 Annual Report to Stockholders and incorporated by reference in this Form 10-K and on page 34 of this Form 10-K, into the company's previously filed Form S-8's numbered 2-85844, 2-61426, 2-90981, 33-18268, and 33-24274, and the
company's previously filed Form S-3's numbered 2-78952, 33-5473, 33-35872, and 33-66112.



                                (Arthur Andersen & Co.)
                                ARTHUR ANDERSEN & CO.



Oklahoma City, Oklahoma,
  March 28, 1994